Exhibit 10.34

Below is a translation of the form of the Sales Contract with Inner Mongolia Yili Industrial Co., Ltd. Liquid Milk Business Unit. Certain identified information has been excluded from this exhibit because (a) it is both immaterial and is the type that the registrant treats as private and confidential or (b) disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

Sales Contract

Inner Mongolia Yili Industrial Group Co., Ltd.

Liquid Milk Business Unit

Region:   ______________________________________________

No.:        ______________________________________________

Inner Mongolia Yili Industrial Group Co., Ltd.

Sales Contract

Signed in:_____________

Party A: Liquid Milk Business Unit of Inner Mongolia Yili Industrial Group Co., Ltd.

Add.: [XXXXXXXXXXXXXXXXXXXXXXXX]

Contact:

Tel:

Email:

Party B:

Add.:

Contact:

Tel.:

Email:

WHEREAS,

Party B is willing to sell liquid milk products under Yili brand as it believes that good profits will be generated from sales of Yili products manufactured by Party A, a leading enterprise in Chinese dairy industry. Both parties acknowledge that ensuring the quality and safety of products in the sales link is essential to the maintenance of Party A’s brand image and consumers’ interests. Party B acknowledges that Party A has advanced management experience in product storage and transportation, and it is willing to store, transport and manage the liquid milk products under Yili brand it sells in accordance with this contract and the Quality Control Plan of the Liquid Milk Business Unit for Sales Link updated by Party A from time to time.

The two parties confirm that development and construction of the consumer market is vital to the benefits of both parties; Party B acknowledges that Party A has advantages in promoting market infrastructure construction to some extent, and it is willing to actively invest human resources and materials and strengthen management in accordance with this contract and the Implementation Rules of the Liquid Milk Sales Department for Market Infrastructure Construction updated by Party A from time to time, so as to achieve better profits.

Party B confirms that Party A has the right to independently arrange the manufacture and supply of various products due to changes in milk source, market and other factors, and further confirms that Party A has the right to independently adjust the prices of various products under the influence of related factors. The orders placed by Party B to Party A under this contract and in any way are subject to Party A’s written confirmation, which is deemed as an agreement between the two parties on the supply of goods. Party A will not be liable for supply of goods and breach of contract with respect to those orders that are not confirmed by it.

NOW, THEREFORE, the two parties have concluded the following agreement on Party B’s sales of liquid milk products under Yili brand provided by Party A, based on the above consensus reached by them:

Article 1 Terms and definitions

Unless otherwise specified herein, the terms below are defined as follows in this contract:

1.1 Liquid milk products: all kinds of products under Yili brand that are manufactured by Party A (including branches, subsidiaries and production bases managed by Party A) and to be sold by Party B, including but not limited to dairy products, milk drinks, milk minerals light drink, mineral water and coffee. For the specific product types, those specified in the relevant provisions of this contract and in the actual performance of this contract by both parties shall prevail.

Inner Mongolia Yili Industrial Group Co., Ltd.

1.2 Supply price: the price of products provided by Party A to Party B.

1.3 Sales volume and sales amount: the total volume and amount of Party A’s products that are sold by Party B during the term of this contract.

1.4 Facilities or configuration: facilities such as vehicles, warehouses and offices considered necessary for Party B to meet the requirements for the cooperation between the two parties, as well as necessary staffing, sufficient funds, sound internal management and valid industrial, commercial, taxation and food circulation qualifications.

1.5 Nearly expired products: products that exceed a certain period of time from the date of manufacture as specified by Party A or this contract.

1.6 High-end products: SATINE, AMBROSIAL, QQ STAR, SHUHUA, Wei Ke Zi, high-end grain milk, PLANT SELECTED, and imported milk.

1.7 New products: the new products launched by Party A after December 2020.

1.8 Distribution rate: the proportion of the terminal sales outlets where Party B sells Party A’s products within its responsible sales region, to the total target outlets in the region.

1.9 Distribution rate of high-end products: the proportion of the terminal sales outlets where Party B sells Party A’s high-end products within its responsible sales region, to the total target outlets in the region.

1.10 Valid order: the order that is placed by Party B within the specified period according to Party A’s format requirements and has been confirmed by Party A in writing, for which the relevant advance payment for goods has arrived at the account designated by Party A.

1.11 Lead time: the period from Party A’s receipt of a valid order to the product arrival at Party B’s place of receipt as agreed by both parties.

Article 2 Product standards, inspection and new products

2.1 Product quality and packaging standards: If product quality and packaging standards are specified on the outer packaging of a product, the products supplied by Party A shall meet these standards. In the case that the two parties fail to reach an agreement on the product quality and packaging standards according to the relevant provisions hereof, Party A’s enterprise standards shall be implemented for milk drinks, flavored milk products and YiRan Milk Minerals Light Drink, and the national standards shall be implemented for other products.

2.2 Party B undertakes to cooperate in product inspection and supervision performed by the local competent authorities and to inform Party A of the inspection results within 24 hours. If the inspection results are non-conforming, Party B shall notify Party A within 24 hours; otherwise, it shall pay liquidated damages of RMB [XXXXX] to Party A for each delay in making such notification or each failure to make such notification.

2.3 After receiving the product sampling inspection information of units at all levels, Party B shall send the details to Party A’s business specialist directly in charge within 2 hours, assist Party A to fully cooperate with the sampling inspection organization in the inspection process, and track the inspection results.

2.4 Upon receipt of a consumer complaint, Party B shall promptly send the compliant information to Party A without delay, and assist Party A in timely and effectively handling the case to the satisfaction of the consumer. If any media exposure is caused by consumer complaints that Party B fails to handle in time, Party B is obliged to pay Party A liquidated damages of RMB [XXXXXXXXXX] each time, and Party A is entitled to terminate this contract at any time and require Party B to compensate it for all direct and indirect losses. All handling expenses and losses resulting from consumer complaints attributable to Party B shall be borne by Party B.

2.5 Party B undertakes that it will ensure the product storage standard and product circulation conditions conform to the 2021 Quality Control Implementation Plan of the Sales Department and the relevant requirements updated by Party A from time to time.

2.6 When launching any new product in Party B’s responsible sales region, Party A may choose Party B or another dealer to sell the new product; Party B has no objection in this regard and may not affect the sales and promotion of the new product in any way.

Article 3 Sales target

3.1 Party B undertakes to achieve the 2021 purchase target, i.e.,                    tons with a purchase amount of RMB                   . See Annex I for the breakdown of the purchase target.

Inner Mongolia Yili Industrial Group Co., Ltd.

3.2 If Party A makes large-scale advertising or promotion investment or launches a new product in Party B’s responsible sales region during the term of this contract, the total purchase target determined in 3.1 above will be increased proportionally, and the specific increase amount will be determined by both parties through negotiation. In the case that Party B fails to increase the purchase target in proportion as agreed by both parties, or the two parties cannot reach an agreement, Party A has the right to divide Party B’s responsible sales region or divide the product varieties sold by Party B; Party B understands this and has no objection in this regard.

Article 4 Party A’s support

4.1 System support

In order to improve the cooperation quality and transaction efficiency between the two parties, Party A will provide the Dealer Management Platform for the management during the contract performance by both parties.

Party B agrees to use the platform provided by Party A in product ordering, product receipt confirmation, product inventory in warehouse and warehousing-in & warehousing-out records, perform operations according to the platform use requirements provided by Party A, and truthfully enter the relevant information. After receiving the ordered products, Party B shall mark the order as “goods received” in the platform within 24 hours; customers that have launched the electronic receiving system shall truthfully receive the products in the system. For the avoidance of disputes, Party B agrees and confirms that, once it has marked an order as “goods received” in the platform, it shall be deemed that it has received the ordered products; it may not raise any objection to Party A in regard to the goods receiving issue unless it has sufficient evidence.

In order to ensure the accuracy of information entered in Yili’s Dealer Management Platform and give full play to information-based management, Party B agrees to meet the requirements for inventory difference rate in the Dealer Management Platform as stipulated in Party A’s Management Measures of the Sales Department for Purchase, Sales and Inventory Accuracy of Dealers. In case of any violation, Party B agrees to pay Party A liquidated damages of RMB [XXXXXXXXXX] for each violation according to the said management measures; the specific amount of liquidated damages will be determined by Party A, for which Party B has no objection, and Party A has the right to terminate this contract at any time.

4.2 Promotion expense support

As a business entity with independent operation and responsible for its own profits and losses, Party B shall bear the marketing or promotion expenses arising from its product sales. If Party A agrees to undertake part of Party B’s marketing or promotion activity expenses in writing as support for its market development efforts, Party A has the right to decide whether to offer the corresponding promotion expense support at its sole discretion based on its own business plan, provided that Party B meets the following conditions. For the avoidance of disputes, unless otherwise agreed by Party A in writing or otherwise agreed by both parties in an agreement, the promotion activities carried out by Party B and a third party, and the promotion agreement signed between them in this regard, may not be understood as acts entrusted or authorized by Party A, and Party B shall independently bear the rights and obligations agreed in the contract or stipulated by law. Meanwhile, Party B shall explicitly inform the third party and consumers that the third party is not allowed to conduct false or misleading advertising; otherwise, Party B shall bear the losses suffered by Party A arising therefrom. When a third party (e.g., advertising materials producer) claims rights from Party A, Party B shall actively resolve the claim to avoid any losses or negative effects on Party A. If Party B still fails to solve the case after Party A’s notification, it agrees that Party A may withhold the corresponding amount from its prepayment for goods or other expenses according to the amount claimed by the third party, without bearing any responsibility.

4.2.1 Party B shall fulfill Party A’s product first-in, first out requirements, advertising & promotional products management requirements, and market development requirements, and meet the requirements put forward by Party A from time to time.

4.2.2 If Party B discusses the promotion plan with Party A during its performance of this contract to promote product sales, applies in writing to Party A for the corresponding promotion expense support, and the promotion plan, promotion expense support and support amount are approved by Party A in writing, Party A will fully or partially compensate Party B for the actual promotion expenses according to the implementation of the promotion activity (mainly based on the investigation conducted by Party A’s personnel and the supporting materials about the promotion activity provided by Party B as required by Party A). The specific compensation amount is subject to the amount finally agreed by Party A, for which Party B has no objection. How to offer the promotion expense support and the support amount will be determined by Party A at its sole discretion.

4.2.3 For the expenses incurred by Party B in carrying out maintenance and promotion activities in the end market that have been approved by Party A, Party A will offer the corresponding price discounts during product settlement if they are reviewed and approved by Party A.

4.2.4 The conduct of promotion activities by Party B in the end market is subject to the prior written consent of Party A, and the expenses arising from any promotion activities without Party A’s written consent shall be borne by Party B.

4.2.5 If a marketing or promotion activity is to be carried out by both parties with the consent of Party A, Party A, Party B and the third party (e.g., supermarkets and stores) shall separately sign a three-party joint marketing or promotion agreement. The expenses relating to the three-party joint marketing or promotion agreement are governed by the agreement. Besides, Party B shall actively negotiate various promotion expenses with the third party and settle the promotion expenses via invoices (fapiao) as far as possible.

Inner Mongolia Yili Industrial Group Co., Ltd.

4.3 Checking of current accounts

The marketing and finance departments of Party A will check the current accounts with Party B on a monthly basis. Party B recognizes the reconciliation letter bearing electronic signature in the Dealer Management Platform, and shall complete the checking and confirmation of payments for goods and settlement and electronically sign the relevant letter in the platform before the 12th of each month. If Party B fails to check within the time limit specified in the letter, Party A is entitled to stop product supply to Party B, and all losses arising therefrom shall be borne by Party B.

Article 5 Product price

5.1 Reasonable product price plays a very important role in Party B’s market development. Party A will provide the relevant suggested prices from time to time based on its years of experience in manufacture and sales of liquid milk products, and Party B undertakes to actively develop the market at reasonable prices. Moreover, in order to protect the rights and interests of consumers, the sales price of Party B may not be higher than the suggested price provided by Party A.

5.2 Because the supply price of products is greatly affected by the manufacturing cost (labor, raw materials, etc.), season and other factors, Party B agrees that the supply price of Party A’s products shall comply with Party A’s relevant provisions on product price, and Party A has the right to adjust the supply price of products according to the product manufacturing cost, season and other factors. If it is really necessary for Party A to adjust the supply price due to price change of raw and auxiliary materials, market, sales strategy, season or other factors, the product supply and settlement prices between the two parties are subject to Party A’s notification, for which Party B has no objection.

Article 6 Transportation service

6.1 Party A is responsible for handling transportation issues and Party B is responsible for unloading after goods arrival. Party B may not charge any loading and unloading fees from the driver of Party A’s logistics service provider for any reason.

6.2 For advertising & promotional materials that are directly delivered by Party A’s suppliers to Party B’s warehouse, Party B shall sign and seal the relevant document for confirmation after receiving the goods on behalf of Party A. Party B is responsible for the unloading and storage of the received advertising & promotional materials, and it may not charge any loading and unloading fees from the delivery driver; the relevant loading, unloading and storage fees shall be borne by Party B.

6.3 For the goods directly delivered to railway and marine customers, Party B shall timely pick up the goods after goods arrive at the port or station and bear the relevant pick-up expenses (e.g., goods transportation expense). Party B shall bear the port or station demurrage fees resulting from its delayed pick-up.

6.4 After the goods arrive at Party B’s site, Party B shall complete the unloading within 6 hours (Party B may not deliberately make things difficult for the delivery driver or fail to perform the unloading in the specified order), and complete the confirmation of goods receipt in the Dealer Management Platform within 24 hours. Party B declares, agrees and confirms that it will properly keep its login password of the Dealer Management Platform (the password is set by Party B and can be changed by it in the platform). Once the goods receiving information is maintained by Party B in the Dealer Management Platform, Party A will no longer be obliged to keep Party B’s written supporting materials for the goods receipt or bear the responsibility of proving Party B’s goods receipt; Party B understands and recognizes this and has no objection in this regard.

6.5 When Party B delivers or receives goods transported in pallet, it shall transfer the pallets according to the pallet transfer requirements. If the pallets are missing due to untimely transfer, Party B is liable for the corresponding compensation.

6.6 As far as replenishment of cartons to Party B is concerned, for daily distributed products, cartons will be given away and go with the goods in the vehicle at a certain proportion during each delivery; for generally distributed products, the said accompanying cartons will not be offered.

6.7 In the case that Party A’s logistics service provider delivers wrong goods (i.e., the logistics service provider wrongly delivers the goods ordered by another dealer to Party B’s warehouse, or the goods received by Party B are not those ordered by it), Party B has the right to refuse to receive the goods. However, if the wrongly delivered goods are received by Party B, Party A is entitled to deduct Party B’s corresponding payment for goods or require Party B to return the goods to the logistics service provider. If Party A chooses to require Party B to return the goods to the logistics service provider, Party B shall actively cooperate in the goods return, and the resulting expenses shall be borne by the at-fault party, depending on the degree of fault of Party B and the logistics service provider. In the case that Party B does not cooperate in the goods return, Party A is entitled to deduct Party B’s corresponding payment for goods, and Party B is obliged to pay Party A liquidated damages at 30% of the amount of the goods it fails to return.

Inner Mongolia Yili Industrial Group Co., Ltd.

Article 7 Place of Delivery

7.1 Party A and Party B agree that Party B’s warehouse (address:________________________) shall be the place of delivery.

7.2 If Party B changes the place of delivery, Party B shall notify Party A in writing fifteen working days before the shipment of the current batch of orders, and Party A shall confirm with consent in writing before changing. Otherwise, Party A shall be deemed to have completed the contractual delivery obligations after completing the loading of the products, and all risks thereafter shall be borne by Party B, and the transportation costs of the corresponding orders shall be borne by Party B.

Article 8 Product acceptance and information maintenance on Yili cloud business platform

8.1 Party B shall immediately inspect the goods shipped by Party A in accordance with the sales list upon receipt, with the signature and sealing on the accompanying receipt note or delivery note on the vehicle for confirmation.

8.2 The product inspection period of Party B shall be one day from the date of receipt of goods. If there is any problem (outer box cracking, product dampness, quantity inconsistency, milk leakage, etc.), Party B shall immediately submit to Party A in writing, and Party A shall be responsible for replacement. Party B shall be deemed to have no objection to the product quality delivered by Party A if no problem is submitted within 48 hours after the delivery.

8.3 Due to the frequent orders between Party A and Party B, Party B agrees that, in order to improve the efficiency of order management and reduce the cost of file management between the two parties, the order fulfillments between Party A and Party B (i.e., after Party A confirms Party B’s order, the goods shall be delivered to Party B in accordance with the confirmed order) shall be subject to the relevant information shown on the cloud business platform, unless Party B has evidence to prove that the system shows wrong information. Party B shall promptly maintain the relevant information on the cloud business platform after Party A confirms the order and delivers it. If Party B has any objection to the information displayed on the cloud business platform, it shall raise it in writing to Party A within 30 days from the date of display of the information on the cloud business platform. Otherwise, the loss caused shall be borne by Party B thereby.

8.4 Party B agrees that, Party A has no right to sell to a third party after Party A has loaded and delivered the goods to the carrier. Party B thereby obtains control of the batch of goods at the same time and may determine the use of the goods and obtain almost all the economic benefits therefrom (including the products shipped by Party A in 2020). Party B authorizes Party A to take the lead in solving the problems such as the compensation of the products related to the carrier during the transportation.

Article 9 Payment of goods and account reconciliation

9.1 Payment method: When Party B places an order, Party B shall ensure the existence of the corresponding payment on the prepayment account.

9.2 To ensure easy and safe settlement, Party B shall establish a bank account.

9.3 To ensure the safety of the transaction, Party B shall not make any payment in cash. Otherwise, all losses caused shall be borne by Party B.

9.4 Due to the frequent account transactions in the actual performance of the contracts between Party A and Party B and to ensure the security of transactions between the two parties, Party A and Party B agree that Party A will issue account reconciliation requirements to Party B from time to time by means of, including but not limited to, cloud business platform, and sending of “Letter of Inquiry”, etc. Party B shall actively cooperate and make a written reply to Party A’s account reconciliation requirements within 15 days.

Party B shall carefully check the remaining balance of the goods and the subsidiary “Current Account Details” as of the closing date of the “Letter of Inquiry”. If there is any objection, it shall be marked in writing on the “Letter of Inquiry”. Once Party B signs or stamps anywhere on the “Letter of Inquiry” but does not specifically state the opinion, it shall be regarded as Party B’s confirmation of the balance of the current account and the current account details of both parties. Party B shall not raise any objection again.

Party B agrees that, if Party B does not raise any objection in writing 15 days after the issuance of “Letter of Inquiry” by Party A, it shall be deemed to be Party B’s confirmation of the current account balance and current account details of both parties, and Party B shall not raise any objection again.

Inner Mongolia Yili Industrial Group Co., Ltd.

9.5 Party A and B agree that, regardless of any reason for the termination or dissolution of this contract, the two parties shall make their best efforts to reconcile and liquidate the current accounts of both parties. If there is no definite or contractual reason for one party’s failure to cooperate, the losses caused as a result shall be borne by the responsible party. After both parties complete the clearing of accounts according to the agreement in this paragraph (with signing the “Clearing Letter”), Party A shall return Party B’s remaining payment and performance deposit without interest according to the relevant agreement of the “Clearing Letter”. If one party disagrees with the result of the clearing, it shall submit in writing to the other party within 7 days after the clearing, and shall bear the burden of proof for the contents of the disagreement. If the objection cannot be raised in time within the objection period or cannot present effective evidence to prove the objection claim, the objecting party shall bear the adverse consequences and be liable for the losses caused to the other party (such as attorney’s fees, litigation fees, travel expenses, etc.). After the contract is cancelled or terminated, if both parties cannot agree on the reconciliation of accounts, Party B shall promptly submit an application to Party A in writing for refund of the undisputed amount and performance deposit (the disputed part shall be resolved by both parties in accordance with the dispute resolution clause agreed in this contract) with a provision of a written public account (stamped with Party B’s valid seal) for receiving the refund. Party B shall bear the losses, including but not limited to, interest, caused by Party B’s negligence in applying for refund in writing.

Article 10 Supervision and Management

10.1 Within three days after the effective date of the contract, Party B shall determine the dealer’s level according to the annual purchase target signed in Article 3.1 of this contract, and shall provide Party A with a performance deposit for market operations according to the level. The security deposit standards are as follows:

Dealer level/dealer type	Annual purchase target amount (10,000 RMB)	Security deposit (10,000 RMB)
[XXXXXXXX]	[XXXXXXXX]	[XXXXXXXX]
[XXXXXXXX]	[XXXXXXXX]	[XXXXXXXX]
[XXXXXXXX]	[XXXXXXXX]	[XXXXXXXX]
[XXXXXXXX]	[XXXXXXXX]	[XXXXXXXX]
[XXXXXXXX]	[XXXXXXXX]	[XXXXXXXX]
[XXXXXXXX]	[XXXXXXXX]	[XXXXXXXX]
	[XXXXXXXX]	[XXXXXXXX]
[XXXXXXXX]	[XXXXXXXX]	[XXXXXXXX]
	[XXXXXXXX]	[XXXXXXXX]

In the course of operations, if the annual purchase target of the dealer is adjusted, it is necessary to change the security deposit according to the distributor change process. The dealer who concurrently sells student milk or works as an e-commerce distributor should pay high (the security deposit is not added up).

If Party B violates the relevant provisions of this contract and needs to pay liquidated damages to Party A, Party A has the right to deduct the corresponding amount directly from the security deposit. If Party B’s security deposit is therefore less than the contracted amount, Party B shall make up the contracted security deposit amount within three days. If Party B fails to pay the security deposit in full and on time according to the standard, Party A has the right to split the market underwritten by Party B or cancel its distribution right.

10.2 For the sake of the sound and orderly development of the market, Party A has the right to supervise the sales activities of Party B, and Party B shall obey the sales management and standards of Party A.

10.3 In order to ensure good cooperation between the two parties, Party B agrees to provide Party A with regular (half-yearly) feedback on relevant issues in the process of cooperation in the form of “Letter of Inquiry for Dealer Cooperation” (Annex II) during the performance of the contract. Party A shall communicate and confirm with Party B on the relevant issues according to the actual situation of Party B’s feedback after receiving the written “Letter of Inquiry for Dealer Cooperation”. If both parties recognize the relevant problems of Party B in the “Letter of Inquiry for Dealer Cooperation”, they will communicate to determine the solutions. If Party B does not provide regular feedback on the “Letter of Inquiry for Dealer Cooperation” or the feedback on the “Letter of Inquiry for Dealer Cooperation” does not meet the requirements of this contract, it shall be deemed that Party B does not have any outstanding issues and Party B promises not to raise any subsequent objections.

Article 11 Party B promises and statements

11.1 Party B undertakes to make its best efforts to sell Party A’s products in the underwriting area and maintain regular contact with the sales channel by way of sales visits.

11.2 Party B undertakes to comply with and implement the proposals made by Party A to promote sales and to cooperate with Party A.

11.3 Party B undertakes to keep proper and accurate accounting accounts and other records relating to the conduct of business in accordance with relevant national laws and regulations and to make such records available to our duly authorized representatives.

11.4 Party B undertakes to pay to Party A on time the amounts payable in accordance with this contract.

11.5 Party B undertakes to provide Party A’s duly authorized representatives with information on the sale and distribution of the products and market information when Party A makes a proposal.

Inner Mongolia Yili Industrial Group Co., Ltd.

 11.6 Party B undertakes to be willing to follow Party A’s recommendations on freshness, and not to sell expired products, and Party B shall be responsible for all losses caused by failure to follow Party A’s recommendations.

11.7 Party B undertakes to be willing to comply with Party A’s relevant regulations on the requirements of promotional activities. Party B shall be responsible for all losses caused by failure to comply with Party A’s management requirements.

11.8 Party B undertakes to operate in strict accordance with the relevant national laws and regulations and not to participate in any unfair competition activities, organizations or associations.

11.9 Party B undertakes to notify Party A in writing 3 months in advance if Party B plans to suspend cooperation with Party A. Party B shall be responsible for all losses caused by not notifying Party A in advance.

11.10 Party B’s purchase invoice shall be executed in accordance with the relevant provisions of the national invoice. Party B shall apply for invoicing within 7 days after receipt of the order and shall apply for invoicing in the year of purchase if Party B needs invoicing in accordance with the relevant national invoicing regulations, and Party B shall bear the invoicing loss (if any) caused by the delay.

11.11 If Yili Group has a branch/subsidiary in the local area, the branch shall have no relationship with Party B unless the branch enters into a written contract with Party B separately, and Party B shall not claim rights against the branch for any reason.

Article 12 Protection of name and trademark

12.1 Party A is the owner of its corporate name and all registered trademarks, and Party B can only sell Party A’s serials of products within the validity of the Contract and its underwriting area.

12.2 Party B shall not have or claim any rights or interests in the following rights of Party A, and shall not use Party A’s corporate name and registered trademarks without authorization.

12.3 Party B will cooperate with Party A in the protection of Party A’s registered trademark and corporate name, notify Party A of any infringement in the underwriting area and assist Party A in the investigation, management, and safeguard of legal rights of infringing products.

12.4 Party B undertakes not to use its own name or any third party’s name (including but not limited to affiliated enterprises, related parties, etc.) to apply for the registration of trademarks, domain names, corporate names, appearance design, copyrights, etc. in China or other countries which are identical or similar to Party A’s trademarks. If Party A later discovers that Party B has registered or applied for registration of any trademark, domain name, corporate name, appearance design, copyright, etc. identical or similar to Party A’s trademark in the name of Party B or any third party (including but not limited to affiliated enterprises, related parties, etc.) before or after the signing of this Agreement, Party B shall, within 30 days after receiving Party A’s notice, unconditionally and free of charge, transfer such rights to Party A or withdraw or revoke them on its own according to Party A’s instruction within 30 days after Party A’s notice, and all costs arising from the transfer, revocation or withdrawal of such rights shall be borne by Party B.

Article 13 Liabilities for breach of contract

13.1 If Party A fails to deliver the goods due to non-determined or non-contractual reasons, Party A shall be liable to pay liquidated damages at [X]% of the total value of the non-delivery portion of the purchase value.

13.2 For non-determined or non-contractual reasons, if Party A is late in delivery, Party A shall pay liquidated damages according to the interest of the bank deposit for the same period of time for the late delivery part of the goods, and the total amount of liquidated damages calculation shall not exceed [X]% of the total value of the late delivery portion of the goods.

13.3 Party B agrees that, regardless of the reasons leading to the dispute between Party A and Party B, the scope of Party A's compensation shall be limited to Party B's direct losses and shall not bear all indirect losses of Party B (including but not limited to Party B's loss of profits, rental expenses, personnel wages, loss of reputation, attorney's fees, etc.), and the total amount of liquidated damages and compensation to be borne by Party A shall not exceed [X]% of the total amount of the disputed part of the purchase value.

13.4 Party A has the right to terminate this contract when one of the following circumstances occurs:

13.4.1 Party B’s legal representative or person in charge does not have full civil capacity.

13.4.2 Party B does not have the business qualification or Party B’s legal business qualification (business license, food circulation license, etc.) is cancelled or deregistered.

13.4.3 Party B fails to perform its obligations under this Agreement in whole or in part.

13.4.4 Party B manufactures or sells counterfeit “Yili” products.

Inner Mongolia Yili Industrial Group Co., Ltd.

 13.4.5 Party B fails to meet quarterly or annual sales targets and market basic targets.

13.4.6 Party B’s willingness to cooperate is low and does not cooperate in the implementation of Party A’s sales policy.

13.4.7 Party B has poor market development awareness and cannot develop in tandem with Party A’s business philosophy.

13.4.8 Party B has serious problems with capital flow and cannot guarantee normal business operation and cannot provide effective guarantee after Party A’s notification.

13.4.9 Party B’s resource allocation cannot meet the market needs or Party A’s planned index allocation.

13.4.10 Party B violates any promise made to Party A or operates other non-halal products.

13.4.11 Party B refuses to sign and seal the rectification notice issued by Party A for non-statutory or non-contractual reasons.

13.4.12 Party B does not purchase goods for more than one month.

13.4.13 Party B fails to carry out normal business activities due to non-compliant basic configurations, frequent staff turnover, operator (Party B’s legal representative, actual controller, shareholders with more than 30% of shares) assumption of criminal responsibility, operator’s restriction of personal freedom, detention, major illness, family changes and other factors, and is unable to provide effective guarantee after Party A’s notice.

13.4.14 Party B encounters other circumstances that are not conducive to the normal development of the market and is unable to provide effective guarantee after Party A’s notice.

13.4.15 Party B violates the relevant contents of the commitments and statements in Article 18 of this contract.

13.4.16 Violation of relevant provisions of national and local laws and regulations (including but not limited to the sale of expired food, modification of LOT date, failure to destroy expired products in stock after Party A’s notification).

13.4.17 Party B fails to ensure the quality and food safety of the products distributed, and is unable to correct the situation after Party A has given notice within 15 days or a reasonable period of notice (whichever is shorter) from Party A .

13.4.18 Other circumstances where Party A has the right to unilaterally terminate the contract as provided by laws or as agreed in this contract.

13.5 If Party B violates Party A's product halal management requirements, Party A has the right to terminate this contract. Meanwhile, Party B shall pay Party A liquidated damages of RMB [XXXXXX]. If Party B causes other losses, Party B shall also be liable for compensation.

13.6 The two parties agree that both shall make their best efforts to solve any dispute in the performance of this contract through negotiation. If negotiation fails, the dispute can also be solved through litigation according to the dispute resolution clause agreed in Article 24 of this contract. In any case, either party shall not spread negative information (including but not limited to through the network, media, etc.), harass or interfere with the other party (including but not limited to disturbing the other party's office premises, warehouse, etc.), commit crimes (including but not limited to violating public security regulations, criminal law, etc.), or threaten the personal safety of the other party's staff (including but not limited to beating, insulting, defaming, etc.), and so on (hereinafter referred to as "abnormal behavior") to harm the interests of one party. Otherwise, the other party has the right to unilaterally terminate this contract, and all losses caused shall be borne by the other party. If the above "abnormal behavior" causes damage to the other party, the other party shall be liable for compensation.

13.7 Party B agrees that all liquidated damages and compensation payable by Party B to Party A shall be deducted by Party A directly from the performance deposit or other remaining balance of Party B.

13.8 Party B agrees that if Party B disagrees with any claim for payment of liquidated damages or compensation made by Party A to Party B in accordance with the relevant provisions of this Contract, Party B shall submit such claim to Party A in writing within 7 days after receiving Party A’s notice. If Party A proposes to Party B to rescind or terminate the Contract in accordance with the relevant provisions of this Contract, Party B’s objection period shall be 15 days. If Party B does not raise objection within the above objection period, Party B shall be deemed to have no objection to Party A’s claim and shall bear the adverse consequences. If the above liquidated damages and compensation are confirmed in writing by Party A and Party B with Party B’s consent for payment, or if Party B accredits written accounting reconciliation by both parties, it is not subject to the above agreed objection period.

Inner Mongolia Yili Industrial Group Co., Ltd.

 Article 14 Protection of trade secrets

14.1 Trade secrets

The trade secrets referred to in this Agreement include, but are not limited to, the contents of this Contract, Party A’s product pricing policy, sales network, customer list, marketing plan, sales policy, product testing reports, experimental data, experimental results, financial information and other Party A’s information known to Party B in the cooperation between the two parties, as well as other trade secrets owned by Party A in accordance with laws and regulations (hereinafter referred to as “Confidential information”).

14.2 The Confidential Information is not limited to any form or media, and the disclosure is not limited to oral or written means.

14.3 Without the permission of any Party A, Party B shall not use the Confidential Information for purposes other than those agreed in writing by the two Parties in relation to the contents of the Project, and shall not disclose or transfer it to a third party.

14.4 Party B guarantees that the Confidential Information will be properly preserved and that the Confidential Information will be limited to a fixed range of personnel and Party B will fulfill the obligation of confidentiality.

14.5 The confidentiality period shall be perpetual until the confidential information is disclosed.

14.6 If the disclosure of the information agreed in this Agreement is required according to relevant national laws and regulations or valid mandatory orders or requirements made by administrative organs in accordance with law, Party B shall notify the other party in advance in writing, explain the basis, form and scope of disclosure, and obtain the other party’s formal written opinion before jointly carrying out the work related to information disclosure. Party B shall take relevant protective measures to control the disclosure of information within the minimum scope allowed by law as far as possible and take strong measures to minimize the impact of disclosure.

Article 15 Changes and Supplements to the Contract

15.1 Changes and supplements to the contents of this contract must be in written form and approved with both parties’ signatures and seals. Party A’s business personnel, including the head of the branch, marketing general manager, regional manager, district manager, marketing director, business representative, etc. (the same below), shall not have the right to make changes to this contract on behalf of Party A.

15.2 The sales personnel dispatched by Party A are only responsible for the management and service jobs of the region to which they belong and cannot make any commitment on behalf of Party A. All sales policies of Party A shall be subject to Party A’s written notice. Except for Party A’s written consent or written authorization, any behavior of the above personnel (including but not limited to receiving payment, performance deposit, private sale and purchase of products, stocking, borrowing, transferring, contracts/agreements/distribution agreements signing without written authorization, commitment to promotional expenses, etc.) shall be regarded as the personal behavior of the above personnel, which has nothing to do with Party A, and shall not be construed as an act of apparent agency.

Party A hereby draws Party B’s attention to the fact that Party B shall be responsible for any losses caused by the personal actions of the above personnel. Moreover, if Party B buys and sells products/borrows goods/borrows money/carries out cash transactions with the above personnel privately, regardless of whether Party B subjectively intends to bribe Party A’s personnel, Party A shall have the right to unilaterally terminate this contract and all losses caused shall be borne by Party B.

Article 16 Negotiation and Dispute Resolution

All disputes arising from the signing and performance of this contract or other disputes related to this contract should be solved by the two parties through amicable negotiation in accordance with the principle of seeking truth from facts. If consultation fails, litigation shall be filed in the People's Court where the contract is signed. The place where this contract is signed: [XXXXXXXXXXXXXXXXXX]

Article 17 Validity Period

17.1 This contract is valid from ________________ to ________________.

17.2 The period from / YY / MM / DD to / YY / MM / DD shall be a special cooperation period. After the expiration of the special cooperation period, Party A shall decide whether to continue to perform the contract according to the performance of Party B. During the special cooperation period, both parties may notify each other to terminate this contract at any time.

17.3 After the expiration of this Contract, if the Parties continue to cooperate, this Contract shall automatically continue until the date of signing of a new contract or the actual termination of cooperation between the Parties, unless otherwise agreed in writing by the Parties. During the continuance of the contract, either party shall have the right to terminate the contract at any time by notifying the other party in writing without any liability for breach of contract.

Inner Mongolia Yili Industrial Group Co., Ltd.

 Article 18 Notice

18.1 The address, contact person, telephone number and e-mail address of both parties on the first page of the Contract shall be the effective communication information of both parties. All notices and communications in connection with the Contract shall be made in writing and delivered to the other party in accordance with the communication information agreed on the first page of the Contract. The scope of the communication information agreed on the first page of this contract includes the service and receipt of all kinds of notices, contracts and other documents in the performance of the contract between the parties, as well as relevant documents and legal documents (including, but not limited to, judicial documents in the first trial, second trial, retrial and enforcement proceedings after the dispute has entered into arbitration or civil litigation) in the event of a dispute regarding the contract.

18.2 For any notice or contact, if delivered directly, it shall be deemed to be received at the time of delivery; if sent by electronic mail, the time of transmitting recorded on the sending server shall be deemed to be the time of service; if sent by a registered mail, it shall be deemed to be received five days after posting; if sent by express mail, it shall be deemed to be served after the third day after posting.

18.3 During the execution period of this contract, either party shall have the right to change the relevant contact information, and the change shall be notified to the other party in writing in a timely manner, and the contact before the change shall still be considered as valid contact information until the notice of change is delivered to the other party. If the relevant documents and legal documents are not actually received due to inaccuracy of the service method provided or confirmed, failure to inform the other party in a timely manner after the change of service method in accordance with the procedures or refusal of the designated recipient to sign for them, the two parties agree that they shall still be deemed to have been effectively served and the date of return of the document shall be deemed to be the date of service.

18.4 The service clause in this contract is an independent clause and shall not be affected by the invalidation, modification or cancellation of the contract.

Article 19 Miscellaneous

19.1 This Contract shall enter into force after it has been signed by the authorized representatives of both parties and sealed with the valid seals of both parties.

19.2 Party B shall not transfer the rights and obligations under this Contract to a third party without Party A’s written consent. If Party B transfers without authorization, it shall not be binding on Party A, and any loss caused shall be borne by Party B itself.

19.3 In addition to the agreement of this Contract, the annexes confirmed by both parties and the commitments separately made by Party B to Party A are valid parts of this Contract and have the same legal effect as this Contract. In case of inconsistency with this Contract, the relevant agreement of this Contract shall prevail.

19.4 Both parties agree that the waiver of Party A’s rights or assumption of obligations must be made in writing by Party A. Otherwise, it shall not be binding on Party A. Any failure or partial exercise or delay by Party A in exercising any right hereunder shall not constitute a waiver or modification of such right or other rights, nor shall it affect the further exercise of such right or other related rights.

19.5 Any unresolved matters shall be settled by amicable negotiations between the parties and shall be interpreted in accordance with the provisions of the Contract Part of Civil Code and the relevant judicial interpretations.

19.6 This is in triplicate. Party A shall have two copies and Party B shall have one copy.

(No contract contents below)

Party A: Liquid Milk Business Unit of Inner Mongolia Yili Industrial Group Co., Ltd.	Party B:
Authorized representative:	Authorized representative:
Responsible person:	Legal representative or responsible person:
Date:	Date:

Inner Mongolia Yili Industrial Group Co., Ltd.

List of Annexes to the Sales Contract Omitted from this Exhibit

Pursuant to Item 601(a)(5) of Regulation S-K

●	Annex I ----- Target Sales Amounts and Target Breakdown of Party B's Purchase (Liquid Milk Products) Agreed in the Contract for the Year 202__
●	Annex II ----- Letter of Inquiry for Dealer Cooperation (Sample)
●	Annex III ----- Anti-Corruption Agreement